UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934, as Amended

Date of Report (Date of earliest event reported): February 21, 2013

WYNN RESORTS, LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 22, 2013, Wynn Resorts, Limited (the “Company”) held a special meeting of stockholders (the “Special Meeting”). The holders of 85.7% of the issued and outstanding shares of the Company’s common stock, and of 99.6% of the shares of the Company’s common stock represented in person or by proxy at the Special Meeting, voted in favor of the proposal to remove Mr. Kazuo Okada as a director of the Company. The proposal to remove Mr. Okada as a director of the Company required an affirmative vote by the holders of two-thirds (2/3) of the outstanding stock of the Company entitled to vote at the Special Meeting. On the afternoon of February 21, 2013, Mr. Okada resigned as a director of the Company.

The table below sets forth the final voting results for each matter voted on at the Special Meeting, as certified by the inspector of elections.

Proposal 1: Removal of Mr. Kazuo Okada as a Director

Votes For	Votes Against	Abstentions and Broker Non-Votes
86,490,459	211,703	177,149

Proposal 2: Adjournment of the Special Meeting to a later date, if necessary or appropriate to solicit additional proxies in favor of Proposal 1

Votes For	Votes Against	Abstentions and Broker Non-Votes
82,499,429	4,268,763	111,119

Item 7.01.	Regulation FD Disclosure.

On February 21, 2013, the Company issued a press release relating to Mr. Okada’s resignation and the preliminary results of the vote regarding Mr. Okada’s removal. A copy of the press release is furnished herewith as Exhibit 99.1. The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Wynn Resorts, Limited on February 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Date: February 22, 2013	By:	/s/ Kim Sinatra
	Name:	Kim Sinatra
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Wynn Resorts, Limited on February 21, 2013.